Exhibit 10.20

Second Amendment to Stock Purchase Agreement
This Second Amendment to Stock Purchase Agreement (this “Amendment”) is made and entered into as of December 14, 2017 among SCH-AEON, LLC (f/k/a STRATHSPEY CROWN HOLDINGS, LLC), a Delaware limited liability company (“Seller”), ALPHAEON CORPORATION, a Delaware corporation (“Purchaser”), Evolus, Inc. (“Evolus”), and J Christopher Marmo, in his capacity as Contributors’ Representative (the “Contributors’ Representative”), with the acknowledgment and consent of the parties listed as “Contributors” on the signature pages hereto (the “Contributors”).
RECITALS
A.WHEREAS, pursuant to the Contribution Agreement (the “Contribution Agreement”) by and among Seller, the Contributors, and the Contributors’ Representative, the Contributors contributed to Seller 10,000,000 shares of common stock and 1,250,000 shares of series A preferred stock of Evolus, representing one hundred percent (100%) of the outstanding capital stock of Evolus, of which (i) 125,000 shares of the series A preferred stock of Evolus and 1,000,000 shares of common stock of Evolus (the “Class D Shares”) were contributed in exchange for Class D Units of Seller (the “Class D Units”) and (ii) the remaining shares were contributed in exchange for Class AA Units of Seller.
B.WHEREAS, pursuant to the Contribution Agreement, the Contributors were given the right to require that Seller sell all of the Class D Shares to Alphaeon, and the Contributors subsequently exercised such right.
C.WHEREAS, Seller and Purchaser entered into that certain Stock Purchase Agreement, dated as of September 30, 2014, as amended by that certain Amendment to Stock Purchase Agreement (undated) (so amended, the “Original Agreement”), of which the Contributors are express third party beneficiaries, pursuant to which and subject to the terms and conditions of which, Seller sold to Purchaser, and Purchaser purchased from Seller, all of the Class D Shares of Evolus, in exchange for the consideration including the payments specified in Sections 2(a) and 2(b) thereof (the “Contingent Payments”);
D.WHEREAS, pursuant to the terms of that certain Second Amended and Restated Limited Liability Company Agreement of Seller, dated August 15, 2013, as amended by that certain Amendment No. 1 dated October 3, 2013, the Contributors, through their ownership of the Class D Units, are entitled, subject to certain conditions, to the distribution of all cash received by Seller directly attributable to the Class D Shares, including dividends on the Class D Shares, sales of the Class D Shares and redemptions of the Class D Shares and, accordingly, are entitled, subject to such conditions, to the distribution of all proceeds that may be received by Seller on account of its sale of the Class D Shares pursuant to the Original Agreement, including the Contingent Payments;
E.WHEREAS, the Original Agreement may be amended by written instrument signed by Purchaser, Seller and Contributors’ Representative on behalf of the Contributors;

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

F.WHEREAS, as of the date hereof, Evolus is a wholly-owned subsidiary of Purchaser;
G.WHEREAS, Evolus is currently contemplating corporate transactions including the offering of its equity;
H.WHEREAS, the parties agree that Evolus has received and will receive substantial tangible and intangible benefits, including the increased ability to conduct such corporate transactions, by entering into this Amendment;
I.WHEREAS, Contributors’ Representative is the representative of the Contributors under the Contribution Agreement;
J.WHEREAS, Seller and Purchaser now desire to amend certain portions of the Original Agreement, including the terms of the Contingent Payments (the Original Agreement, as amended by this Amendment, the “Amended Agreement”), and Evolus and the Contributors’ Representative, with the consent of the Contributors, agree to enter into this Amendment, on the terms and subject to the conditions set forth herein;
K.WHEREAS, the Contributors and the Seller desire that the Contributors surrender their respective Class D Units to Seller in consideration of the Contributors’ Representative becoming the direct beneficiary, on the Contributors’ behalf, of the Contingent Obligations and related rights under the Amended Agreement; and
L.WHEREAS, as a condition to the willingness of the Contributors to consent this Amendment, Evolus, the Contributors and the Contributors’ Representative are entering into a Tax Indemnity Agreement of even date herewith (the “Tax Indemnity Agreement”).
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all signatories hereto, it is agreed as follows:
AGREEMENT
1.Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meaning set forth in the Original Agreement.
2.Amendment of Definitions. Section 1 of the Original Agreement is hereby amended to add the following defined terms:
  “ ‘Change of Control’ means: (a) the sale of all or substantially all the assets of the Purchaser (at any time prior to the assignment of its obligations to Evolus pursuant to Section 7 of this Agreement) or Evolus; (b) the exclusive license in whole of the Product or the business related to the Product to a third party (other than the sub-license (or similar arrangement) of any rights under the Daewoong Agreement to a third party for a given territory(ies) or indication(s) shall not constitute an exclusive license of the Product so long

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

as, under such arrangement, Purchaser or Evolus (as the case may be) shall continue to make sales to such third party); (c) any merger, consolidation or acquisition of Purchaser (at any time prior to the assignment of its obligations to Evolus pursuant to Section 7 of this Agreement) or Evolus with, by or into another corporation, entity or person (except a merger or consolidation in which the holders of capital stock of such entity immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of the capital stock of such entity or the surviving or acquiring entity; or (d) any change in the ownership of more than fifty percent (50%) of the voting capital stock of Purchaser (at any time prior to the assignment of its obligations to Evolus pursuant to Section 7 of this Agreement) or Evolus in one or more related transactions; provided, however that a Change of Control shall expressly not include any public offering of Evolus’ capital stock.”
  “ ‘Class D Pro Rata Share’ means, with respect to each Contributor, (i) the number of Class D Units of Seller owned by such Contributor immediately prior to the Second Amendment Effective Date, divided by (ii) the aggregate number of Class D Units of Seller owned by all Contributors immediately prior to the Second Amendment Effective Date.”
  “ ‘Second Amendment’ means that certain Second Amendment to this Agreement, dated as of the Second Amendment Effective Date, among Seller, Purchaser, Evolus and Contributors’ Representative.”
  “ ‘Second Amendment Effective Date’ means December 14, 2017.”
3.Amendment of Section 2.
  a.          Sections 2(b) and 2(c) of the Original Agreement are hereby amended and restated in their entirety to read as follows:
“(b)       “In consideration for the Class D Shares, Purchaser shall do the following:

(i)          on the Second Amendment Effective Date, issue to Contributors’ Representative, for the benefit of the Contributors, a promissory note in the principal amount of twenty million ($20,000,000) in the form of Exhibit A to the Second Amendment (the “Promissory Note”); and
(ii)          make the following payments to Contributors’ Representative, for the benefit of the Contributors: (A) a payment in an aggregate amount equal to Nine Million Two-Hundred Twelve Thousand Five Hundred United States Dollars ($9,212,500) upon U.S. Approval (the “Milestone Payment”); (B) quarterly payments in an aggregate amount equal to [***] percent ([***]%) of the Net Sales of the Product in the United States and its territories and possessions for each quarter (or portion thereof) following the U.S. Approval; and (C) quarterly payments in an aggregate amount equal to [***] percent ([***]%) of the Net Sales of the Product in any region, territory or jurisdiction other than the United States and its territories and possessions for each quarter (or portion thereof) for

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

any indication in such non-United States region, territory or jurisdiction for which Purchaser or any of its Affiliates has the right to market or sell the Product.
(c)          The obligation to make the payments set forth in Clauses 2(b)(ii)(B) and 2(b)(ii)(C) shall terminate with respect to any quarter commencing after the 10-year anniversary of the first commercial sale of the Product in the United States after the receipt of U.S. Approval.”
   b.          Section 2 of the Original Agreement is hereby amended to add the following clauses (d) and (e) thereto:
“(d)          Except as may otherwise be agreed among the Contributors and Contributors’ Representative, any payments received by Contributors’ Representative in respect of the Promissory Note or pursuant to Section (2)(b)(ii) of this Agreement shall be distributed by Contributors’ Representative to the Contributors in accordance with their respective Class D Pro Rata Shares.
(e)            Notwithstanding any provision of any agreement to the contrary, Purchaser agrees that it shall be solely responsible for any obligations to make payments to Rui Avelar, Adelbert Stagg, Gregg Peterson and/or Barb Lagerquist upon U.S. Approval or on account of the payment of the Milestone Payment (“Employee Milestone Payments”). Without limiting the foregoing, Purchaser shall indemnify, defend and hold harmless Contributors’ Representative, each Contributor and Seller from and against any and all losses, claims, liabilities, demands, charges, costs, awards, penalties, fines and expenses (including reasonable fees and disbursements of legal counsel) arising from or relating to any Employee Milestone Payments or any allegation that Employee Milestone Payments may be due or payable.”
4.Payments. All payments to be made under Section 2 hereof shall be made by wire transfer to an account designated by the Contributor Representative. Contributor Representative shall be responsible for the allocation of all such funds pursuant to the Contributors.
5.Continuation and Powers of Contributors’ Representative. The Contributors’ Representative represents and warrants that he still has the powers set forth in Article VIII of the Contribution Agreement. In the event that Purchaser or Evolus shall make a payment under Section 2 to Contributors’ Representative, Contributors’ Representative shall indemnify, defend and hold harmless Evolus, Seller and Purchaser from any allegation or claim related to failure to properly allocate such payment to a Contributor. Without limiting any other provision of the Amended Agreement, Seller, Purchaser, Evolus hereby acknowledge and agree that (a) Contributors are express third party beneficiaries of Sellers’ rights and Purchaser’s obligations under the Amended Agreement, (b) Contributors’ Representative shall have the power to enforce any and all such rights and obligations on behalf of Contributors as if Contributors’ Representative were an original party thereto and (c) Seller shall have no right to amend, waive, settle or otherwise compromise any such rights or obligations without the express written consent of Contributors’ Representative.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.Termination of Development Budget Default and Non-Competition Clause. Immediately upon execution of this Agreement, each of Evolus, Seller and Purchaser agree that (a) the terms of Sections 2.2(g) and (h) and Sections 6.6(a)(i) and (iii) of the Contribution Agreement are hereby terminated and shall be of no further force and effect and (b) any communications among any of the Contributors shall not be deemed to contravene Section 6.6(a)(ii) of the Contribution Agreement.
7.Additional Amendments to Original Agreement.
a.          The Original Agreement is hereby amended to add the following new Section 7 thereto:
“7.          Assignment of Obligations to Evolus upon Public Offering. Evolus is hereby joined as a party to this Agreement and agrees to be bound by this Agreement as if an original party hereto. Concurrent with and contingent upon the closing of a public offering of the capital stock of Evolus pursuant to a registration statement under the Securities Act of 1933, as amended (the “Triggering Event”); without any further action on the parts of the parties hereto or the Contributors, Purchaser shall immediately and automatically be deemed to have assigned to Evolus, and Evolus shall immediately and automatically be deemed to have accepted and directly assume and undertake, all obligations of Purchaser set forth in this Agreement (including, but not limited to the payment obligations set forth in Section 2 hereof), and as a result Evolus shall concurrently and immediately become the “Borrower” under the Promissory Note; provided, that the foregoing shall not relieve Purchaser of any breach of this Agreement or default under the Promissory Note that may have occurred prior to such assignment. From and after the Triggering Event, Purchaser shall have no further obligations under this Agreement or the Promissory Note and the Contributors’ Representative and the Contributors shall look solely to Evolus to fulfill the obligations set forth in this Agreement and the Promissory Note, except that the foregoing shall not relieve Purchaser or any breach of this Agreement or default under the Promissory Note that may have occurred prior to such assignment.”
b.          The Original Agreement is hereby amended to add the following new Section 8 thereto:
 “8.          Binding Effect. This Agreement shall be binding on any successor or permitted assign of this Agreement. Except in accordance with Section 7 hereof, neither Purchaser nor Evolus shall be permitted to directly or indirectly assign, transfer or delegate this Agreement or any of its obligations hereunder by transfer or assets or liabilities, Change of Control or otherwise; provided, however, that Purchaser or Evolus shall be permitted to effect a Change of Control provided that, as a condition to such Change of Control, the acquiring Person expressly agrees to assume all obligations of Purchaser or Evolus (as the case may be) hereunder in a writing in form and substance reasonably satisfactory to Contributors’ Representative.”
c.          The Original Agreement is hereby amended to add the following new Section 9 thereto:

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“9.          Further Assurances. Each party agrees to take such further actions, and execute and deliver such additional documents, as may be reasonably requested by any other party to effectuate the intent and purposes of this Agreement.”
8.Consideration to Alphaeon and Evolus. The parties acknowledge and agree that the economic concessions of the Contributors reflected herein, together with the other consideration being provided by the Contributors, are fair and provide reasonably equivalent value to Alphaeon in exchange for the benefits being provided to the Contributors hereunder. In exchange for the agreement by Evolus to enter into this Amendment and to undertake, concurrent and contingent upon the Triggering Event, all obligations of Purchaser set forth in the Amended Agreement and pursuant to the Promissory Note (as defined therein) (the “Obligations”), Purchaser shall, on a dollar for dollar basis, setoff and reduce the amount of intercompany loans owing by Evolus to the Purchaser (taking into account the fair value of all the Obligations), and the analysis of the provisions of this Amendment for purposes of Fraudulent Transfer Laws shall give effect to any discharge of intercompany debt as a result of the assumption by Evolus of the Obligations. “Fraudulent Transfer Laws” shall mean applicable law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of Title 11 of the United States Code or any applicable provisions of comparable law). Purchaser and Evolus shall have the fair value of the Obligations valued by a third-party accounting firm for purposes of the foregoing offset.
9.Tax Matters. The parties intend that for U.S. federal income tax purposes the Contributors shall be treated as receiving a distribution from Seller of the right to receive payments from Purchaser under the Amended Agreement in a transaction in which no gain or loss is recognized, such that the Contributors may continue reporting of the consideration payable under the Amended Agreement under the installment sale method of Internal Revenue Code section 453 (“Installment Sale Reporting”) to the same extent that Installment Sale Reporting was available to Seller prior to the execution of this Amendment. In connection with the foregoing, upon the Second Amendment Effective Date, (a) each Contributor hereby contributes, transfers and assigns to Seller all of its right, title and interest in and to such Contributor’s Class D Units and (b) Seller accepts the contribution, transfer and assignment of such Class D Units, which Class D Units shall henceforth be deemed cancelled, and hereby irrevocably waives any claim that it may otherwise have to any of the proceeds of the Contingent Payments.
10.Expenses. Regardless of whether this Amendment is executed, Purchaser will reimburse Contributors’ Representative for its out of pocket legal fees and related disbursements incurred in connection with this Amendment, against reasonable evidence thereof, and subject to a maximum aggregate cap of $41,500.
11.Continuing Effect. This Amendment shall be deemed to form an integral part of the Original Agreement and construed in connection with and as part of the Original Agreement, and all terms, conditions, covenants and agreements set forth in the Original Agreement and each other instrument or agreement referred to therein, as applicable, except as explicitly set forth herein, are hereby ratified and confirmed and shall remain in full force and effect, unmodified in any way. In the event of any inconsistency or conflict between the provisions of the Original Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Agreement” in the Original Agreement shall hereinafter refer to the Agreement as amended and supplemented by this Amendment.
12.Counterparts. This Amendment may be executed in two (2) or more counterparts (any of which may be delivered by electronic transmission), each of which will be deemed an original, but all of which together will constitute one and the same instrument.
[Remainder of Page Left Intentionally Blank]

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

SELLER:
SCH-AEON, LLC

By:	/s/ Robert Grant
Name: Robert Grant
Title: Manager

PURCHASER:
ALPHAEON CORPORATION

By:	/s/ Murthy Simhambhatla
Name: Murthy Simhambhatla
Title: CEO

EVOLUS:
Evolus, Inc.

By:	/s/ Murthy Simhambhatla
Name: Murthy Simhambhatla
Title: CEO

CONTRIBUTORS’ REPRESENTATIVE:

/s/ J. Christopher Marmo
J. Christopher Marmo,
as the Contributors’ Representative

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Acknowledged and Agreed by the Contributors:

/s/ J. Christopher Marmo
J. Christopher Marmo

/s/ Scott Cannizzaro
Scott Cannizzaro

/s/ John Gross
John Gross

The Gordon and Dona Crawford Trust UTD
8/23/77

By:	/s/ Gordon Crawford
Trustee

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit A
THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF DECEMBER 14, 2017 (THE “SUBORDINATION AGREEMENT”) IN FAVOR DENTAL INNOVATION BVBA, AS COLLATERAL AGENT AND LONGITUDE VENTURE PARTNERS II, L.P., WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE.
Form of Promissory Note

$20,000,000	December 14, 2017
PROMISSORY NOTE
Obligation. For value received, Alphaeon Corporation (“Alphaeon”) (and after the Triggering Event, Evolus, Inc. (“Evolus”)) (“Borrower”) promises to pay to the order of J. Christopher Marmo, as Contributors’ Representative under the Contribution Agreement (as defined in the SPA) (“Lender”), the Principal Amount in the manner and upon the terms and conditions set forth herein. Capitalized terms used herein, but not otherwise defined shall have the meaning set forth in that certain Stock Purchase Agreement, dated as of September 30, 2014, as amended by that certain Amendment to Stock Purchase Agreement (undated) and that certain Second Amendment, dated December 14, 2017, by and among SCH, Alphaeon, Evolus and Lender (so amended, the “SPA”).
Amount, Interest and Payment. The principal amount (“Principal Amount”) of this Promissory Note (the “Note”) is twenty million and 00/100 Dollars ($20,000,000). The Principal Amount shall not bear interest. The Principal Amount shall be due and payable on: the two-year, six-month anniversary of the first commercial sale of the Product in the United States after the receipt of U.S. Approval (the “Due Date”). Payments of the Principal Amount on the Due Date shall be made in lawful money of the United States of America by check or wire transfer to an account designated by the Lender. Upon payment in full of the Principal Amount, this Note shall be surrendered to Borrower for cancellation.
Prepayment. Borrower shall have the right, at its option, to prepay this Note, in part or in full, at any time and from time to time, prior to maturity, without penalty, bonus or charge.
Events of Default. Any of the following shall be an “Event of Default” (i) the Borrower shall fail to meet its obligation to timely make the required principal payments hereunder; (ii) the Borrower (or Evolus, if it is not then the Borrower) shall be dissolved or liquidated; (iii) the Borrower (or Evolus, if it is not then the Borrower) shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing its inability to pay its debts as they become due; (iv) the Borrower (or Evolus, if it is not then the Borrower) shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the Borrower (or Evolus, if it is not then the Borrower) and shall not be

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

discharged within 60 days; (v) the Borrower (or Evolus, if it is not then the Borrower) shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution, (vi) a material breach of the SPA or Tax Indemnity Agreement, in which Alphaeon or Evolus (as the case may be) fails to cure such breach within thirty (30) days after receipt of written notice describing the breach in reasonable detail; or (vii) so long as Alphaeon is the Borrower under this Note, if there is an event of default with respect to its Senior Debt or Subordinated Debt, which event of default is not cured during the applicable cure period or waived in writing by the requisite holders and which event of default results in the acceleration of such Senior Debt or Subordinated Debt and the holders of the Senior Debt shall have exercised their rights under any of the Senior Collateral Documents. “Senior Debt” of Alphaeon means the indebtedness evidenced by (i) those certain Secured Convertible Promissory Notes issued under that certain Amended and Restated Secured Convertible Promissory Note Purchase Agreement, dated as of April 19, 2017, by and among Alphaeon, Dental Innovations BVBA (as collateral agent) (the “Collateral Agent”) and the other purchasers party thereto, and any amendment or refinancing thereof; and (ii) that certain Third Amended and Restated Secured Convertible Bridge Note, dated as of December 14, 2017, amending and restating that certain Second Amended and Restated Secured Convertible Bridge Note, dated as of April 19, 2017, between Alphaeon and Longitude Venture Partners II, L.P. (“Longitude”), and any amendment or refinancing thereof, as secured by the following (the “Senior Collateral Documents”); (w) the Pledge and Security Agreement by and between Alphaeon and the Collateral Agent, as amended on April 19, 2017 and as further amended from time to time, or (x) that certain Guaranty and Security Agreement dated as of April 19, 2017, by and between Evolus and the Collateral Agent, dated as of April 19, 2017, as the same may be amended or restated from time to time; (y) that certain Amended and Restated Pledge and Security Agreement, dated as of May 27, 2016, amended and restated as of July 26, 2016, and amended as of April 19, 2017, between Alphaeon and Longitude, as the same may be amended or restated from time to time; or (z) that certain Guaranty and Security Agreement, dated as of April 19, 2017, by Evolus in favor of Longitude, as the same may be amended or restated from time to time.. “Subordinated Debt” means the indebtedness of Alphaeon evidenced by that certain Third Amended and Restated Intercompany Credit Line Promissory Note, dated October 30, 2015, between Alphaeon and SCH-AEON, LLC (formerly known as Strathspey Crown Holdings, LLC), as amended by that certain Amendment dated July 26, 2016, as the same may be further amended or restated from time to time.
Acceleration Upon Event of Default. If an Event of Default occurs and is continuing, the then unpaid Principal Amount will, at the option and upon written demand of Lender, become immediately due and payable; provided, however, in case of the occurrence of an Event of Default under clause (ii), (iii), (iv) or (v) thereof, such amounts shall become immediately due and payable without any declaration or other action by the Lender and without further presentment, notice, protest or demand for payment of any kind, all of which are hereby waived.
Acceleration Upon Change of Control. Upon a Change of Control (as defined below), the then unpaid Principal Amount will, without further action, become due and payable immediately, without further presentment, notice, protest or demand for payment of any kind, all of which are hereby waived. For purposes of this Promissory Note, “Change of Control” means: (a) the sale

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

of all or substantially all the assets of the Borrower (or Evolus, if it is not then the Borrower); (b) the exclusive license in whole of the Product or the business related to the Product to a third party (provided that the sub-license (or similar arrangement) of any rights under the Daewoong Agreement to a third party for a given territory(ies) or indication(s) shall not constitute an exclusive license of the Product so long as, under such arrangement, Alphaeon or Evolus (as the case may be) shall continue to make sales to such third party); or (c) any merger, consolidation or acquisition of the Borrower (or Evolus, if it is not then the Borrower) with, by or into another corporation, entity or person (except a merger or consolidation in which the holders of capital stock of such entity immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of the capital stock of such entity or the surviving or acquiring entity; provided, however that a Change of Control shall expressly not include any public offering of Evolus’ capital stock or any merger with or acquisition by Alphaeon or any of its subsidiaries or Affiliates.
Expenses of Enforcement. Borrower agrees to pay all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, which Lender shall incur in connection with any legal action or legal proceeding commenced for the collection of this Note or the exercise, preservation or enforcement of Lender’s rights and remedies under this Note.
Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provisions were so excluded, and the remainder of this Note shall be enforceable in accordance with its terms.
Assignment and Delegation. Borrower shall have no right to assign its rights hereunder, or to delegate any of its obligations hereunder; provided, however, that for the sake of clarity, after the Triggering Event the obligations hereunder will be automatically delegated to Evolus without any further action. Without the consent of Borrower, Lender shall be entitled to delegate its obligations hereunder and to assign this Note in whole or in part to (a) any Person that assumes its responsibility as Contributors’ Representative under the Contribution Agreement in accordance with the terms thereof or (b) the Contributors in accordance with their respective Class D Pro Rata Shares; provided that such assignee complies with the obligations under the Subordination Agreement with respect to executing a joinder of such Subordination Agreement.
Cumulative Rights and Remedies. If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure will not constitute a waiver of any of Lender’s rights or of any breach, default, or failure of condition under this Note. No waiver by Lender of any of its rights or of any breach, default or failure of a condition under this Note shall be effective unless it is stated in writing signed by Lender. All rights and remedies of Lender under this Note shall be cumulative and not alternative and shall be in addition to all rights and remedies available to Lender under applicable law. Time is expressly made of the essence with respect to every provision hereof.
Additional Documents and Acts. Borrower will execute and deliver such additional documents and instruments, and perform such additional acts, as are commercially reasonable and necessary to carry out and perform its obligations in this Note.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity from Lender reasonably satisfactory to Borrower, or, in the case of any such mutilation, upon surrender and cancellation of this Note, Borrower will make and deliver, in lieu of this Note, a new Note of like tenor.
Governing Law. This Note shall be governed by and interpreted and construed in accordance with the laws of the State of California.
IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the day and year first above written.

BORROWER
ALPHAEON Corporation

By:	/s/ Murthy Simhambhatla
Name: Murthy Simhambhatla
Title: CEO

Evolus, Inc. (as Borrower effective upon the Triggering Event)

By:	/s/ Murthy Simhambhatla
Name: Murthy Simhambhatla
Title: CEO

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.